                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant toss.240.14a-12

                         ZEBRA TECHNOLOGIES CORPORATION
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                           PRELIMINARY PROXY STATEMENT



                      [ZEBRA TECHNOLOGIES CORPORATION LOGO]

                         ZEBRA TECHNOLOGIES CORPORATION



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2002



To the Stockholders of
Zebra Technologies Corporation:

   The Annual Meeting of Stockholders of Zebra Technologies Corporation (the "Company") will be held at 10:30 a.m., Chicago time, on Wednesday, May 15, 2002, at The University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, for the following purposes:

      (1)   To elect six directors;

      (2) To approve a proposal to amend the Company's Certificate of Incorporation to adopt a classified Board of Directors;

      (3) To approve a proposal to adopt the Zebra Technologies Corporation 2002 Non-Employee Director Stock Option Plan;

      (4) To ratify the selection by the Board of Directors of KPMG LLP as the independent auditors of the Company's financial statements for the year ending December 31, 2002; and

      (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 20, 2002, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.


                                    By order of the Board of Directors,


                                    Gerhard Cless
                                    SECRETARY

Vernon Hills, Illinois
April  ___, 2002



ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE OR VOTE OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

                         ZEBRA TECHNOLOGIES CORPORATION
                           333 Corporate Woods Parkway
                          Vernon Hills, Illinois 60061
                                 (847) 634-6700

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

   The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation ("Zebra," or the "Company"), for use at the Annual Meeting of Stockholders. The Annual Meeting will be held at 10:30 a.m., Chicago time, on Wednesday, May 15, 2002, at The University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, and any adjournments thereof. The Company intends to release this Proxy Statement and the accompanying form of proxy to stockholders on or about April 15, 2002.

                  VOTING SECURITIES; PROXIES; REQUIRED VOTE

   VOTING SECURITIES -- The Board of Directors has fixed the close of business on March 20, 2002, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding _______ shares of Class A Common Stock, par value $.01 per share and _______ shares of Class B Common Stock, par value $.01 per share. The holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be submitted to the vote of stockholders at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share.

   PROXIES -- The Board of Directors of the Company has selected Edward L. Kaplan and Gerhard Cless to serve as proxies for the Annual Meeting. Messrs. Kaplan and Cless are directors and executive officers of the Company. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:00 p.m. Central Time on May 14, 2002. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded. Each executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy (by executing the proxy card, over the Internet or by telephone) has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a proxy bearing a later date (which can be done by mail, over the Internet or by telephone). Additionally, a stockholder may change or revoke a previous proxy by voting in person at the Annual Meeting.

   REQUIRED VOTE -- At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors; (2) the affirmative vote of holders of a majority of the voting power of the Common Stock is required to amend the Company's Certificate of Incorporation; and (3) the affirmative vote of holders of a majority of the voting power of the Common Stock cast affirmatively or negatively is required to approve the 2002 Non-Employee Director Stock Option Plan and to ratify the appointment of KPMG LLP as the independent auditors of the Company's financial statements for the year ending December 31, 2002. Stockholders will not be allowed to cumulate their votes in the election of directors.

   The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. With respect to the proposal to amend the Company's Certificate of Incorporation, abstentions and broker non-votes will have the same effect as votes against such proposal. Neither abstentions nor broker non-votes will have any effect on the voting on the proposals to elect directors, to approve the 2002 Non-Employee Director Stock Plan, or to ratify the appointment of KPMG LLP.

   Because of their beneficial ownership of Common Stock, Messrs. Kaplan and Cless, together with their spouses, have voting power sufficient to (1) elect the five nominees named to serve as directors; (2) amend the Certificate of Incorporation; (3) approve the 2002 Non-Employee Director Stock Option Plan; and
(4) ratify the appointment of KPMG LLP. Messrs. Kaplan and Cless have advised the Board of Directors that all shares beneficially owned by them and their spouses will be voted in favor of such proposals. See "Security Ownership of Certain Beneficial Owners and Management."



                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

   The Board of Directors has set the number of directors to be elected at the Annual Meeting at six. Each nominee for election as director currently serves as a director of the Company. The Board of Directors recommends that the stockholders vote in favor of the election of the six nominees named in this Proxy Statement to serve as directors of the Company.

   If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

      NOMINEES FOR ELECTION AS DIRECTORS -- The Board of Directors has unanimously adopted a resolution proposing an amendment to the Company's Certificate of Incorporation, as currently amended (the "Certificate of Incorporation") that classifies the Board of Directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three year term. The Amendment to the Certificate of Incorporation is conditioned on obtaining shareholder approval as discussed herein under "Proposal 2 - Approval of a classified Board of Directors."

      If the amendment is adopted, the terms of Office of the Class I, Class II and Class III directors will expire in 2003, 2004 and 2005, respectively.

   Subject to the approval of the amendment to the Certificate of Incorporation, the following table sets forth information regarding the nominees for directors and such persons, if elected at the Annual Meeting, will serve as directors in the classes and for the terms specified below:


             NAME                       AGE          POSITION WITH COMPANY                DIRECTOR SINCE         TERM TO EXPIRE
-------------------------------------------------------------------------------------
      CLASS I DIRECTORS

John W. Paxton                          65        Vice President and General                April 2002(1)            2003
                                                  Manager Barcode Business
                                                  Unit, Director

David P. Riley                          55        Director                                      1991                 2003

      CLASS II DIRECTORS

Gerhard Cless                           62        Executive Vice President,                     1969                 2004
                                                  Secretary, Director

Michael A. Smith                        47        Director                                      1991                 2004

      CLASS III DIRECTORS

Edward L. Kaplan                        59        Chief Executive Officer, Director             1969                 2005

Christopher G. Knowles                  59        Director                                      1991                 2005


  ----------------------

      (1) The Board intends to elect Mr. Paxton to the Board at its next meeting in April 2002.

If the amendment to the Certificate of Incorporation is not approved, each nominee, if elected at the Annual Meeting, will serve as a director until the earlier of the 2003 Annual Meeting of the Company's stockholders or until their successors are duly elected and qualified.

   GERHARD CLESS, co-founder of Zebra Technologies Corporation, has been Executive Vice President of Zebra Technologies Corporation since June 1998. Mr. Cless also has been Secretary of Zebra since 1969. Mr. Cless served as Executive Vice President for Engineering and Technology of Zebra from February 1995 to June 1998, after having served as Senior Vice President of Engineering since 1969. Mr. Cless served as Treasurer of Zebra until October 1991. Since 1969, he has been active with Zebra where he has directed the development of numerous label printers and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer at Teletype Corporation's printer division. Mr. Cless received an MSME degree from Esslingen, Germany, and has done graduate work at the Illinois Institute of Technology. The Cless Technology Center, Zebra's 57,000 square foot product development and research facility, is named in honor of Mr. Cless.

   EDWARD L. KAPLAN, co-founder of Zebra Technologies Corporation, has been Chief Executive Officer and Chairman of Zebra since 1969. He served as President of Zebra from its formation until February 1995, from April 1997 to April 1998 (on an interim basis) and again from September 2001 to February 2002. Mr. Kaplan served as Chief Financial Officer of Zebra from its formation until September 1991. Mr. Kaplan began his career as a project engineer for Seeburg Corporation, later joining Teletype Corporation as a mechanical engineer performing research and development in the Printer Division. In 1969, he and Gerhard Cless founded Zebra, then known as Data Specialties, Inc. Mr. Kaplan received a BS in Mechanical Engineering from the Illinois Institute of Technology (graduating Tau Beta Pi) and an MBA from the University of Chicago and is an NDEA Fellow of Northwestern University.

   CHRISTOPHER G. KNOWLES has served as a director of Zebra since July 1991. He was also a member of the Board of Directors of Insurance Auto Auctions, Inc. from June 1994 to February 2001. In 1966, Mr. Knowles joined North American Van Lines, which was acquired by PepsiCo, Inc. two years later. He continued his career with PepsiCo, Inc., working in human relations and distribution with several of its subsidiary companies, including North American Van Lines, PepsiCo Service Industries and Wilson Sporting Goods, as well as holding positions on the corporate staff of PepsiCo, Inc. In 1976, he became a vice president of Allied Van Lines and later became Division Vice President in charge of Allied's Household Goods Division, the largest division of that company. In January 1980, Mr. Knowles joined Underwriters Salvage Company as its Chairman and Chief Executive Officer and subsequently acquired that company with other members of its management. Insurance Auto Auctions, Inc. acquired underwriters Salvage Company in January 1994. Mr. Knowles became President and Chief Operating Officer of Insurance Auto Auctions, Inc. in April 1994 and held such positions until March 1996. Between December 1998 and November 2001, Mr. Knowles served as Chief Executive Officer of Insurance Auto Auctions. Inc. Mr. Knowles received his BA degree from Indiana University in 1966.

   JOHN W. PAXTON joined Zebra Technologies on February 22, 2002, as President of the Company's Bar Code Business Unit. Immediately prior to joining Zebra, Mr. Paxton headed Paxton Associates. From March 1999 to December 2000, Mr. Paxton was Chairman and Chief executive officer of Telxon Corporation. In December 1998, Mr. Paxton became Chairman of Odyssey Industrial Technologies, LLC, a joint venture partnership with Odyssey Investment Partners, a private equity fund engaged in making investments primarily in middle market companies in a variety of industries. Beginning in October 1995, he was affiliated with Monarch Marking Systems and Paxar Corporation, following Paxar's acquisition of Monarch in March 1997. In October 1995, Mr. Paxton was named Monarch's President and Chief Executive Officer and served on Monarch's board of directors. In October 1997, he became Executive Vice President of Paxar Corporation and President of the company's Printing Solutions Group. He also served as a member of Paxar's board of directors from March 1997 through December 1998. Mr. Paxton joined Litton Industries as a corporate vice president in 1991, when the company acquired Intermec Corporation. Between 1986 and 1991, he led Intermec, joining as President and Chief Operating Officer, and becoming Chairman, President and Chief Executive Officer in 1988. Mr. Paxton has a Bachelor of Science degree in engineering and Master of Science degree in business administration from LaSalle University, and is a registered engineer. He served on the board of the National Association of Manufacturers, and was Chairman and Vice Chairman of Automatic Identification Manufacturers (AIM), a leading industry association.

   DAVID P. RILEY has served as a director of Zebra since July 1991. In December 2000, he retired from The Middleby Corporation, where he served as President and Chief Executive Officer since 1984. The Middleby Corporation is a public company, which manufactures commercial food equipment and provides complete kitchens to various institutional customers, as well as to restaurants such as Pizza Hut and Domino's Pizza. Mr. Riley continues to serve as a director of The Middleby Corporation. He was previously employed in various management positions with a subsidiary of The Middleby Corporation and, before that, with Hobart Corporation, a food equipment manufacturer. Mr. Riley holds a BS in Engineering from the Ohio State University.

   MICHAEL A. SMITH has served as a director of Zebra since July 1991. He is also Chairman, Chief Executive Officer and founder of FireVision L.L.C., which he formed in December 1999 to develop visualization software and related analytical technologies. Further, Mr. Smith currently serves as Vice President and Treasurer of HA Properties, a limited partnership that invests in real estate, and as a managing member of Barrier Capital Partners LLC. From September 1998 to December 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. He was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens from September 1997 to August 1998. Previously, Mr. Smith was co-founder and head of the investment banking group BA Partners and its predecessor entity Continental Partners Group since 1989. His previous positions include Managing Director, Corporate Finance Department, for Bear, Stearns & Co. (1982 to 1989) and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank (1977 to 1982). He was a director of Graphic Technology from 1983 to 1989. Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin and received an MBA from the University of Chicago.

      BOARD MEETINGS IN 2001 -- The Board of Directors met four times during 2001. Each director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees on which he served.

      COMMITTEES OF THE BOARD OF DIRECTORS -- The Board of Directors has established and assigned certain responsibilities to an Audit Committee and an Options Committee.

      AUDIT COMMITTEE. The Board of Directors has established an Audit Committee comprised of the independent directors, Messrs. Knowles, Riley and Smith. These three directors are independent in accordance with the National Association of Securities Dealers' listing standards. This committee met four times during 2001.

      COMMITTEE FOR 1997 STOCK OPTION PLAN. The 1997 Stock Option Plan is administered by a Committee comprised of the independent directors, Messrs. Knowles, Riley and Smith. The Committee determines the timing, terms and prices of options made pursuant to our stock option plan. The Committee met once during 2001.

      The Company does not have a standing nominating committee or compensation committee of the Board of Directors.

      COMPENSATION OF DIRECTORS -- The Company pays each of its outside directors an annual retainer of $4,000 and attendance fees of $1,500 with respect to each meeting of the Board of Directors and $1,000 with respect to each meeting of the Audit Committee. During 2001, the Company's outside directors received aggregate compensation as follows: Christopher Knowles ($26,000), Michael Smith ($26,000), David Riley ($26,000) and Donald Skinner ($19,000). The remaining directors were employed by the Company and not separately compensated for their service as directors. The Company did not grant any options to its directors during 2001. Proposal 3 described below provides for the approval of the Zebra Technologies Corporation 2002 Non-Employee Director Stock Option Plan, under which the Board of Directors or a committee thereof would be able to grant options to the Company's non-employee directors. It is expected that such options would vest at a rate of 20% on each annual anniversary of the date of grant.

EXECUTIVE OFFICERS

   Set forth below is a table identifying the executive officers of the Company other than Messrs. Cless, Kaplan, and Paxton who are identified in the section "Election of Directors -- Nominees for Election as Directors."

               NAME                       AGE                            POSITION
 --------------------------------      ----------     -------------------------------------------------
   John H. Kindsvater                     60          Senior Vice President, Business Development

   Charles R. Whitchurch                  55          Chief Financial Officer and Treasurer

   Todd Naughton                          39          Vice President and Controller

   Michael T. Edicola                     44          Vice President, Human Resources

   Veraje Anjargolian                     57          Vice President and General  Manager,  Card Printer
                                                      Business Unit



   JOHN H. KINDSVATER became Senior Vice President, Business Development in December 2000. He joined Zebra in 1980 and held various sales and marketing executive positions, in which he was responsible for developing and implementing marketing and sales strategies. In February 1995, he was promoted to Vice President of Corporate Development, which position he held until July 1997, and in February 1996 was appointed to the additional position of President of Zebra Technologies VTI, which he held until December 1997. From December 1998 to December 2000, Mr. Kindsvater held the position of Vice President, Market Development. Prior to joining Zebra, Mr. Kindsvater held management positions in corporate development, international operations, marketing and sales with various technology-based companies, including Quixote Corporation, A. B. Dick Company, Marsh Instrument Company and Jeppesen & Co. Mr. Kindsvater attended Purdue University and received his BS degree and MBA from the University of Denver. He has served on the Board of Directors of Automatic Identification Manufacturers (AIM), the industry's trade association.

   CHARLES R. WHITCHURCH joined Zebra as Chief Financial Officer and Treasurer in September 1991. From 1981 until he joined Zebra, he served as Vice President, Finance of Corcom, Inc., a technology company specializing in the control of radio frequency interference. Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as Corporate Services Officer with the Harris Bank in Chicago. Mr. Whitchurch earned a BA in Economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University in 1973.

   TODD R. NAUGHTON has served as Vice President and Controller of Zebra since April 2000. Previously, Mr. Naughton was Corporate Controller for Zebra since joining the company in January 1999. From January 1998 to January 1999, Mr. Naughton was Vice President -Financial Shares Services for Moore North America. Previously, Mr. Naughton was Vice President and Controller for UARCO Incorporated from June 1996 to January 1998. His previous positions include Director of Treasury, Manager of Financial Planning and Assistant Controller for Handy Andy Home Improvement Centers, Inc. (1988 to
1996), Assistant Controller and Manager of Financial Reporting of Uptown Federal Savings, FSB (1986 to 1988) and as a Staff Auditor with Ernst & Whitney (1984 to 1986). Mr. Naughton received a BS in accounting from the University of Illinois at Urbana-Champaign, and an MBA from the University of Chicago. He is a certified public accountant.

   MICHAEL T. EDICOLA joined Zebra Technologies Corporation as Vice President of Human Resources on September 7, 1999. Mr. Edicola is responsible for developing and implementing global human resource strategies for the company. From 1995 to 1999, Mr. Edicola was Vice President of Human Resources for the Rank Group PLC's Film and Entertainment Services business. Prior to that, from 1981 to 1995, he served in a number of senior Human Resource management positions of increasing responsibility with the General Electric Company, progressing to Divisional Human Resources Officer within both the Aircraft Engines and Power Generation business groups. Mr. Edicola received a BS in Industrial Relations from LeMoyne College and an MA in Human Resources from the University of Cincinnati.

   VERAJE ANJARGOLIAN became Vice President and General Manager of the
Company's Card Printer Business Unit in April 2000. He joined Zebra in
October 1998, with the merger of Zebra and Eltron International, Inc., and served as Vice President of Card Printer Operations until appointment to his current position. Dr. Anjargolian joined Eltron in 1996 as general manager of the RJS division. Prior to joining Eltron, Dr. Anjargolian was a founding partner of Sara Electronics Corp., which developed PC communications and storage products. He was also associated with Rexon/WangDAT, Inc., where he managed the growth of new DAT tape drives and associated tape solution products, and with Wangtek, Inc., where he was responsible for the development and commercialization of several PC tape drives and associated controller cards. Educated in the U.K., Dr. Anjargolian received a bachelor of science degree from the University of Wales, a master's degree from the University of Manchester, and a Ph.D. from the University of London. He also completed coursework for an MBA from the London School of Management.

   The Board of Directors elects officers to serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE -- Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that for the year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

   The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 2001, and the two prior years for (1) the chief executive officer,
(2) the four other executive officers of the Company as of December 31, 2001 who received the highest compensation (combined salary and bonus) in 2001, and (3) an executive officer whose employment with the Company terminated prior to the end of the year (collectively, the "Named Officers").

                                                SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                                                                   COMPENSATION (1)
                                                                                                   ---------------
                                                                   ANNUAL COMPENSATION                  AWARDS
                                                               --------------------------------    ---------------        ALL
                                                                                                     SECURITIES          OTHER
                                                                                                     UNDERLYING      COMPENSATION
    NAME AND PRINCIPAL POSITION                YEAR             SALARY ($)      BONUS ($)            OPTIONS (#)          ($)
------------------------------------------   ---------         ------------    ----------          ---------------   -------------
Edward Kaplan                                  2001             $533,500              --                  --           $ 20,255(2)
   Chairman and                                2000              529,397              --                  --             22,374
   Chief Executive Officer                     1999              423,534         423,415                  --             23,878


Charles E. Turnbull*                           2001             $575,905              --                  --           $  2,803(3)
   President                                   2000              319,200              --                  --             10,575
                                               1999              290,769         214,588                  --             11,337


Charles R. Whitchurch                          2001             $233,746              --                  --           $  9,806(4)
   Chief Financial Officer                     2000              224,672        $ 10,887                  --             13,295
   and Treasurer                               1999              197,200          90,279                  --             14,768

John H. Kindsvater                             2001             $164,554              --                  --           $  9,801(5)
   Senior Vice President                       2000              160,000        $  9,093                  --             11,994
   Business Development                        1999              159,871          66,619                  --             13,348

Michael T. Edicola                             2001             $198,238        $  8,866                  --           $  7,962(6)
  Vice President                               2000              180,000           4,138                  --              2,327
  Human Resources                              1999               51,231          19,404                  --                 39

Veraje Anjargolian                             2001             $206,365        $ 40,944                  --           $ 10,948(7)
  Vice President and                           2000              169,536          32,616                  --              5,965
  General Manager, Card Printer                1999              142,066          37,781                  --              1,409
  Business Unit


    (1) None of the Named Officers had any restricted stock holdings as of December 31, 2001.

    (2) Consisting of 401(k) contributions of $5,100, profit sharing plan payments of $3,167, disability insurance of $6,766, automobile allowance of $4,680, and life insurance of $542.

    (3) Consisting of 401(k) contributions of $2,587, and life insurance of $216.

    (4) Consisting of 401(k) contributions of $5,100, profit sharing plan payments of $3,167, disability insurance of $1,007, and life insurance of $532.

    (5) Consisting of 401(k) contributions of $4,964, profit sharing plan payments of $3,100, disability insurance of $917, and life insurance of $820.

    (6) Consisting of 401(k) contributions of $4,666, profit sharing plan payments of $3,167, and life insurance of $129.

    (7) Consisting of 401(k) contributions of $2,199, profit sharing plan payments of $3,167, automobile allowance of $5,040, and life insurance of $542.

    *   Mr. Turnbull's employment with the Company ended in September 2001.

   OPTIONS GRANTED IN YEAR ENDED DECEMBER 31, 2001. The following table provides information on stock options granted in the year ended December 31, 2001, to the Named Officers:

                                               OPTIONS GRANTED IN YEAR 2001

                                                                                                              POTENTIAL
                                                      INDIVIDUAL GRANTS                                       REALIZABLE
                                 ---------------------------------------------------------------           VALUE AT ASSUMED
                                                                                                            ANNUAL RATES OF
                                     NUMBER OF     PERCENT OF TOTAL                                           STOCK PRICE
                                    SECURITIES       OPTIONS/SARS                                           APPRECIATION FOR
                                    UNDERLYING        GRANTED TO      EXERCISE OR                           OPTION TERM (1)
                                  OPTIONS GRANTED    EMPLOYEES IN      BASE PRICE    EXPIRATION       --------------------------
       NAME                             (#)          FISCAL YEAR        ($/SH)          DATE             5%              10%
     ---------                   -----------------  ---------------   ------------  ------------      --------------------------
Edward L. Kaplan                          --             --               --             --              --              --

Charles E. Turnbull                    5,000            1.74            40.88         02/14/11         128,530         325,721

Charles R. Whitchurch                  5,000            1.74            40.88         02/14/11         128,530         325,721

John H. Kindsvater                        --             --               --             --              --              --

Michael T. Edicola                     4,000            1.39            40.88         02/14/11         102,824         260,577

Veraje Anjargolian                     5,000            1.74            40.88         02/14/11         128,530         325,721


    (1) The dollar amounts under these columns are based on assumed 5% and 10% appreciation rates in accordance with the rules of the Securities and Exchange Commission. This table is not intended to predict future movements of the Company's stock price.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES -- The following table provides information on the Named Officers' unexercised options at December 31, 2001.

                                         AGGREGATED OPTION EXERCISES IN YEAR 2001
                                             AND FISCAL YEAR-END OPTION VALUES


                                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                             OPTIONS AT FISCAL               OPTIONS AT FISCAL
                                                                                YEAR-END (#)                  YEAR-END ($)(1)
                                                                         --------------------------      -------------------------
                                       SHARE              VALUE
                                    ACQUIRED ON          REALIZED               EXERCISABLE/                   EXERCISABLE/
NAME                                EXERCISE (#)           ($)                  UNEXERCISABLE                 UNEXERCISABLE
------------------------------    ------------------   --------------    --------------------------      -------------------------
Edward L. Kaplan                         --                 --                     --/--                           --/--

Charles E. Turnbull                    40,700             380,697                   0/0                             0/0

Charles R. Whitchurch                    --                 --                     --/--                           --/--

John H. Kindsvater                       --                 --                     --/--                           --/--

Michael T. Edicola                       --                 --                     --/--                           --/--

Veraje Anjargolian                      6,800             155,505              3,500/18,900                   57,895/229,492


    (1) The value per option is calculated by subtracting the exercise price from the closing price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2001, of $55.51.

                        REPORT ON EXECUTIVE COMPENSATION

   Traditionally, compensation for the Company's executive officers, other than the Chief Executive Officer, has been determined by the Company's Chief Executive Officer, Edward L. Kaplan, because of the relatively small number of executive officers and Mr. Kaplan's personal knowledge of the relative performance and responsibilities of each executive officer. For the year ended December 31, 2001, compensation for the Company's executive officers, other than Mr. Kaplan himself, was established in this manner. The Board of Directors established Mr. Kaplan's compensation. Mr. Kaplan submitted to the Board of Directors for its consideration a proposal for his own compensation package, which was reviewed and approved by the Board.

   COMPENSATION ELEMENTS -- For 2001, the primary components of the Company's executive officer compensation program were base salaries and cash bonuses based on Company and departmental performance.

   BASE SALARIES -- In determining the base salaries of other executive officers, Mr. Kaplan reviewed various technology industry salary surveys, and he targeted salaries at levels competitive to those provided to executives with similar responsibilities in businesses that he viewed as comparable to the Company. Mr. Kaplan also attempted to maintain a salary structure for the executive group that, vis-a-vis each executive, gives credit for relative seniority and scope of assigned responsibilities.

   Mr. Kaplan's salary, as approved by the Board, was based upon its subjective evaluation of Mr. Kaplan's contributions to the Company and his importance to the Company's continued growth. The Board reviewed the American Electronics Association Executive Compensation Survey (the "Survey") to confirm Mr. Kaplan's salary level was within the ranges represented by the Survey, but did not target Mr. Kaplan's salary at a particular point within the Survey's compensation ranges.

   BONUS -- Executive bonuses for 2001 were performance-related. Bonuses were designed to reward management for achieving and exceeding goals for Company performance, as well as performance goals for particular departments.

   Mr. Kaplan and each of the other Named Officers participated in the Company's 2001 Executive Bonus Plan (the "Bonus Plan"). Mr. Kaplan established the Bonus Plan after meetings with the other executive officers to discuss the Company's targeted performance goals, and the Board approved Mr. Kaplan's participation in the Bonus Plan. Under the Bonus Plan, cash bonuses paid to each of the Named Officers for 2001 were directly related to the Company's overall financial performance. Bonuses were determined by multiplying the particular officer's base salary by (1) his designated bonus percentage and (2) a performance factor based upon the Company's achievement of targeted levels of operating profit for 2001. Designated bonus percentages were based upon seniority and relative positions within the Company's organizational structure. For 2001, Messrs. Kaplan and Turnbull received no bonuses, because the Company's performance did not achieve targeted levels and their bonuses were tied exclusively to the performance of the entire company.

   Mr. Kaplan awarded bonuses in addition to those provided in the Bonus Plan to certain of the Company's Named Executive Officers based upon the performance of the departments over which they exercise direct supervisory authority. For these bonuses, the performance criteria varied depending upon the department and the particular goals set for the department for 2001.

   STOCK OPTIONS -- The Company awards stock options to executive officers to provide competitive compensation packages and because the Company believes it is important that all of the Company's key executive officers have a meaningful equity stake in the Company so that they have an incentive to create shareholder value over a long-term investment horizon. In 2001, the Company granted 5,000 stock options to Charles E. Turnbull, 5,000 stock options to Charles R. Whitchurch, 4,000 stock options to Michael T. Edicola and 5,000 stock options to Veraje Anjargolian. Stock options are administered by a Committee of the Board of Directors consisting of the three independent directors, Messrs. Riley, Knowles and Smith.

   COMPLIANCE WITH SECTION 162(m) -- The Board of Directors currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, however, if, in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.


                               BOARD OF DIRECTORS

                 Gerhard Cless                  David P. Riley
                 Edward L. Kaplan               Michael A. Smith
                 Christopher G. Knowles





                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

   The Company's Chief Executive Officer, Mr. Kaplan, determined the compensation to be paid the Company's executive officers, other than himself, for the year ended December 31, 2001. The Board of Directors approved the compensation to be paid to Mr. Kaplan. Mr. Cless, the Company's Executive Vice President and Secretary and Mr. Kaplan participated in the deliberations of the Board concerning Mr. Kaplan's compensation.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In May 1989, the Company entered into a lease agreement for its facility and certain machinery, equipment, furniture and fixtures with Unique Building Corporation ("Unique"), a corporation owned by Messrs. Kaplan and Cless and Stewart Shiman (a former executive officer of the Company). Since its inception, the lease has been amended to cover expansions of the facility. The lease was amended, effective July 1999, to include space that was added in 1999.

   The facility portion of the lease is treated as an operating lease and has a term ending on June 30, 2014. Base monthly rental payments were $173,731 in 2001. Base monthly rental payments will remain at $173,731 through March 31, 2003, and will increase to $185,946 from April 1, 2003 through June 30, 2004, and to $194,702 from July 1, 2004 through March 31, 2008. Base monthly rental payments will decline to $67,132 from April 1, 2008 through June 30, 2009, and will then increase to $77,202 from July 1, 2009 through June 30, 2014.

   The lease agreement includes a modification to the base monthly rental, which goes into effect if the prescribed rent payment is less than the aggregate principal and interest payments required to be made by Unique under certain Industrial Revenue Bonds. The Industrial Revenue bonds are supported by a Letter of Credit issued by American National Bank. The Company guaranteed $700,000 of Unique's obligation to such bank under the agreement relating to the Letter of Credit. Under the portion of the lease agreement with Unique, which is accounted for as a capital lease, the Company leases machinery, equipment, furniture, and fixtures at a monthly rental of $5,725 over the lease term.

                                   PROPOSAL 2

                   APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS

      The Board of Directors has unanimously adopted a resolution proposing an amendment to the Company's Certificate of Incorporation adding a new Article ELEVENTH that classifies the Board of Directors into three classes with staggered terms of office. As of March 14, 2002, the Company's Board of Directors consists of a single class of five directors. The Company expects its Board of Directors to add a sixth director at its next meeting in April 2002. All of the Company's directors are elected at each Annual Meeting of Stockholders. The classified board amendment would classify the Board of Directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

      As indicated earlier, members in each class would be elected at the Annual Meeting. The directors initially elected in Class I (John Paxton and David Riley) would serve until the next Annual Meeting of Stockholders in 2003 or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal. The directors initially elected in Class II (Gerhard Cless and Michael Smith) would serve until the Annual Meeting of Stockholders in 2004 or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal. The directors initially elected in Class III (Edward Kaplan and Christopher Knowles) would serve until the Annual Meeting of Stockholders in 2005 or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal. Beginning with the election of directors to be held at the year 2003 Annual Meeting of Stockholders, the class of directors to be elected in such year (Class I) would be elected for a three-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors shall expire in each year.

APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS
      To preserve the classified board structure, the classified board amendment also provides that a director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director's successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal.

      Delaware law provides that, if a corporation has a classified board, unless the corporation's Certificate of Incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause. The Certificate of Incorporation, as amended by the proposed classified board amendment, would not provide for removal of directors other than for cause. Therefore, if Proposal 2 is adopted, stockholders can remove directors of the Company for cause, but not in other circumstances. Presently, all of the directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority of the voting power of the Company.

      Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the classified Board of Directors. The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company's stock with the intention of obtaining immediate control of the Board of Directors. If this proposal is adopted, these provisions will be applicable to each annual election of directors, including the elections following any change of control of the Company.

      The Company is not aware of any present third-party plans to gain control of the Company, and the classified board amendment is not being recommended in response to any such plan. Rather, the Board of Directors is recommending the classified board amendment as part of its periodic review of the Company's corporate governance mechanism and to assist in assuring fair and equitable treatment for all of the Company's stockholders in hostile takeover situations. The Board of Directors has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

ADVANTAGES OF THE CLASSIFIED BOARD AMENDMENT

      The classified board amendment is designed to assure continuity and stability in the Board of Directors' leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations. The Company has not experienced continuity problems in the past and the Board of Directors wishes to ensure that this experience will continue. The

Board has noted that since the Company's initial public offering, the holders of the Class B Common Stock have held a majority of the voting power of the Company's Common Stock, so that a potential acquiror would have been limited in its ability to coerce the Board of Directors or the Company's stockholders. Each share of Class B Common Stock automatically converts into a share of Class A Common Stock upon the transfer thereof to someone other than a Permitted Transferee (as defined in the Company's Certificate of Incorporation to generally include family members, trusts and other organizations controlled by family members of Messrs. Kaplan, Cless and other original stockholders of the Company). If at any time the number of issued and outstanding shares of Class B Common Stock falls below 10% of the aggregate number of issued and outstanding shares of the Company's Common Stock, each share of Class B Common Stock (whether or not issued and outstanding) will automatically convert into one share of Class A Common Stock and the Company will lose the features of the Class B Common Stock. The Class B Common Stock was issued to the Company's private stockholders prior to its initial public offering in August, 1991 and to the shareholders of Eltron International, Inc. in connection with the Company's merger with Eltron in October, 1998. As of March ____, 2002, there were ____ shares of Class B Common Stock outstanding, which constituted ____% of the aggregate number of issued and outstanding shares of the Company's Common Stock. Messrs. Kaplan and Cless, the founders of the Company, along with their families and related trusts, own ___ shares of Class B Common Stock. Stockholders unrelated to Messrs. Kaplan or Cless own ____ shares of Class B Common Stock. Accordingly, if _____ shares of Class B Common Stock are transferred other than to Permitted Transferees, or absent such transfer, ____ shares of Class A Common Stock are issued through the exercise of stock options or otherwise, the Class B Common Stock would automatically convert to Class A Common Stock.

      The Board of Directors believes that the stability in the Board of Directors' leadership and policies in the past has helped to promote the creation of long-term stockholder value. The Board of Directors also believes that the classified board amendment will assist the Board of Directors in protecting the interests of the Company's stockholders (whether or not shares of Class B Common Stock remain outstanding) in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board of Directors.

DISADVANTAGES OF THE CLASSIFIED BOARD AMENDMENT

      The classified board amendment may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of the Company's outstanding Common Stock. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Thus, the classified board amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. By potentially discouraging accumulations of large blocks of the Company's stock and fluctuations in the market price of the Company's stock caused by accumulations, the classified board amendment could cause stockholders to lose opportunities to sell their shares at temporarily higher prices. Further, the classified board amendment will make it more difficult for stockholders to change the majority composition of the Board of Directors, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the Board of Directors, the classified board amendment could be viewed as tending to perpetuate present management.

      The complete text of the proposed amendment to the Company's Certificate of Incorporation providing for the classified Board of Directors is attached as Exhibit A. Please read Exhibit A in its entirety.

             RELATIONSHIP OF THE PROPOSED CLASSIFIED BOARD AMENDMENT
       TO CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                     AND BY-LAWS WITH ANTI TAKEOVER EFFECTS,
                        THE NASDAQ MARKETPLACE RULES AND
                         THE COMPANY'S RIGHTS AGREEMENT


CERTIFICATE OF INCORPORATION

      AUTHORIZED SHARES AVAILABLE FOR FUTURE ISSUANCES. The Certificate of Incorporation contains provisions which could be viewed as having an antitakeover effect. The Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of Class A Common Stock, 28,358,189 shares of Class B Common Stock and 10,000,000 shares of Preferred Stock. The authorized and available Class A Common Stock and Preferred Stock could (within the limits imposed by applicable law and The Nasdaq Marketplace Rules) be issued by the Company, generally without further stockholder approval, and additional shares of Class B Common Stock could be issued upon the approval of the holders of a majority of the outstanding Class B Common Stock. The Board of Directors has discretion to establish, without stockholder approval, the terms, rights and preferences of any future issuances of preferred stock. Any issuance of additional shares could be used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. All of these provisions have been in place since the Company's initial public offering, except that the Company's authorized Class A Common Stock was increased to 50,000,000 shares in June 1997. In addition, shares of Common Stock and Preferred Stock may be issued in the event that Rights issued in connection with the Company's Rights Agreement described below are exercised.

      CLASS B COMMON STOCK. The Class B Common Stock authorized by the Certificate of Incorporation has powers, preferences, rights, qualifications, limitations and restrictions, which are essentially identical to the Class A Common Stock, except for certain voting and transfer features. For each matter submitted to stockholders for a vote, each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held by such holder. Class B Common Stock has been issued and outstanding since the Company's initial public offering. As of March 20, 2002, there were _____ shares of Class A Common Stock outstanding, which represented ___% of the aggregate number of issued and outstanding shares of the Company's Common Stock. As of such date, there were ____ shares of Class B Common Stock outstanding, which represented ___% of the aggregate number of issued and outstanding shares of the Company's Common Stock and ___% of the vote on matters submitted to stockholders. Although Section 214 of the Delaware General Corporation Law provides that a corporation may provide for cumulative voting in its Certificate of Incorporation, the Company's Certificate of Incorporation does not provide cumulative voting with respect to the election of directors or any other matter.

      SPECIAL MEETINGS, CONSENT ACTION AND OTHER AMENDMENTS. Article FIFTH of the Certificate of Incorporation provides that a special meeting of stockholders may be called (i) by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or (ii) by stockholders representing at least 66-2/3% of the Company's voting power. Under Article FIFTH, stockholder action by written consent also requires a 66-2/3% supermajority vote. Under Article SIXTH, the By-laws may be amended by the Board of Directors or by a 66-2/3% supermajority vote of the holders of the Company's outstanding Common Stock. The affirmative vote of the holders of shares representing 66-2/3% of the voting power of the Company's Common Stock is also required to amend these provisions of the Certificate of Incorporation. Thus, proposals for stockholder action, such as a proposed amendment to the By-laws of the Company or a proposal for the removal of directors or election of new directors, are more likely to be entertained at an annual meeting of the Company's stockholders than at a special meeting. Further, a proxy contest initiated by a potential acquiror is more likely to occur in connection with an annual meeting of stockholders than a special meeting. Further, stockholder action by written consent is more difficult because of the supermajority voting requirement. All these provisions have been in place since the Company's initial public offering.

BY-LAWS

      Effective March 7, 2002, the Board of Directors unanimously approved an amendment to the By-laws for the Company that makes the provisions of the By-laws regarding the composition and election of the Board of Directors consistent with the proposed classified board amendment to the Certificate of Incorporation. The amendment to the By-laws will only be effective if the proposed classified board amendment is approved by the Company's stockholders at the Annual Meeting.

      The Board of Directors also unanimously approved and adopted amendments to the By-laws to update certain corporate governance mechanisms. The provisions in the By-laws regarding notice for stockholder proposals and board nominations had not been revised since 1991. Prior to the recent amendment, the By-laws required prior notice to the Company of stockholder proposals and director nominations. The By-laws, as amended, update these notice provisions to conform with timing requirements under current applicable Securities and Exchange Commission regulations, and to clarify in further detail the information that must be provided to the Company in a stockholder's notice for a proposal or board nomination. The By-laws may be considered to contain anti-takeover provisions, as they (i) impose advance notice requirements for stockholder nominations to the Board of Directors and stockholder proposals, (ii) allow the Board of Directors to designate the annual meeting date without restriction and (iii) allow the Board of Directors to dictate the conduct of stockholder meetings. These By-law provisions could enable the Company to delay undesirable stockholder actions to give the Company necessary time and information to adequately respond.

THE NASDAQ MARKETPLACE RULES

      The Nasdaq Marketplace Rules do not contain any limitation on the adoption of proposals with respect to classified boards.

STOCKHOLDERS RIGHTS AGREEMENT

      The Board of Directors adopted a stockholder rights agreement (the "Rights Agreement") pursuant to which the Company declared a dividend of one Class A Right (a "Class A Right") for each outstanding share of Class A Common Stock and one Class B Right (a "Class B Right," and together with the Class A Rights, the "Rights") for each outstanding share of Class B Common Stock of the Company. The dividend was payable on March 15, 2002 (the "Record Date") to the stockholders of record on that date. Each Class A Right entitles the registered holder to purchase from the Company after the Distribution Date (as defined below) one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), of the Company and each Class B Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Shares," and together with the Series A Preferred Shares, the "Preferred Shares"), of the Company, at a price of $300.00 per one ten-thousandth of a Class A Preferred Share or Class B Preferred Share, as the case may be (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement dated March 14, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent"), a copy of which has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A and current report on Form 8-K.

      Until the earlier of (1) the close of business on the tenth day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of Class A Common Stock equal to or greater than 15% or more of the then-outstanding Common Stock of the Company (an "Acquiring Person"), or (2) the close of business on the tenth day (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of such person or group of Class A Common Stock equal to or greater than 15% of such outstanding Common Stock of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the Common Stock certificates, will be transferable only by the transfer of the Common Stock associated with such Rights and any transfer of the Common Stock (including a transfer to the Company) will constitute a transfer of the Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a legend incorporating the Rights Agreement by reference. Notwithstanding the foregoing, none of Gerhard Cless, Edward L. Kaplan or certain of their relatives or related entities shall be deemed an Acquiring Person. As described below, after a person or group becomes an Acquiring Person, the Rights may not be redeemed or amended.

      As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution

Date and such separate Rights Certificates alone will evidence the Rights. Each Class A Right is exercisable for one ten-thousandth of a Series A Preferred Share, and each Class B Right is exercisable for one ten-thousandth of a Series B Preferred Share, in each case at the then-current Purchase Price at any time after the Distribution Date. The Rights will expire on March __, 2012 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are redeemed earlier by the Company, in each case, as described below.

      If a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Class A Right and each holder of a Class B Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise and instead of Preferred Shares, Class A Common Stock or Class B Common Stock, as the case may be (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be void.

      At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Class A Rights and Class B Rights (other than Rights owned by such person or group that have become void), in whole or in part, without any additional payment, for Class A Common Stock or Class B Common Stock, as the case may be, at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Company's preferred shares having equivalent rights, preferences and privileges), per Right (subject to adjustment).

       At any time after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, if (i) the Company is the surviving corporation in a merger with any other company or entity, (ii) the Company is acquired in a merger or other business combination transaction,
(iii) 50% or more of the Company's consolidated assets or earning power are sold, or (iv) an Acquiring Person engages in certain "self-dealing" transactions with the Company, each holder of a Right (other than those whose Rights have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of such Right.

      At any time prior to a person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem all, but not less than all, of the Rights at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      A committee of the Board comprised of the independent directors will review the Rights Plan at least every three years, and if a majority of the members of that committee deems it appropriate, the committee may recommend to the Board a modification or termination of Rights Plan.

      Any of the provisions of the Rights may be amended by the Board of Directors of the Company in order to cure any ambiguity or to make any other changes which the Board deems necessary or desirable. However, after a person or group becomes an Acquiring Person, any such amendment must not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

                                     PROPOSAL 3

                   APPROVAL OF THE ZEBRA TECHNOLOGIES CORPORATION
                 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      GENERAL -- The Company's original non-employee director stock option plan was adopted by the Board of Directors and approved by the stockholders in 1997. A total of 77,000 shares of Class A Common Stock of the Company were initially reserved for issuance under the plan, of which 52,500 shares have been issued.

      The Board of Directors believes that it is in the best interests of the Company to continue to provide incentives to non-employee directors of the Company by issuing such directors options to purchase shares of Class A Common Stock. On March 7, 2002, the Board of Directors approved the Zebra Technologies Corporation 2002 Non-Employee Director Stock Option Plan (the "Directors' Plan"). A total of 160,000 shares of Class A Common Stock, or approximately ___% of the outstanding Class A Common Stock on the record date, are reserved for issuance under the Directors' Plan. Stockholder approval of the Directors' Plan is being sought as required therein and under The Nasdaq Marketplace Rules. If approved by stockholders, the Directors' Plan will be effective as of March 7, 2002.

      SUMMARY OF THE DIRECTORS' PLAN -- The following is a brief summary of the provisions of the Directors' Plan.

      PURPOSE -- The purpose of the Directors' Plan is to reward non-employee directors of the Company for their efforts toward the continued growth, profitability and success of the Company and its subsidiaries by providing options to purchase shares of Class A Common Stock to such directors.

      ADMINISTRATION -- The Directors' Plan is administered by the Board of Directors or a committee of Directors designated by the Board. (Either shall be referred to herein as the "Committee").

      ELIGIBILITY AND PARTICIPATION -- Any non-employee director is eligible to become a participant in the Directors' Plan. The Committee may select participants from time to time from the non-employee directors. As of March 7, 2002, there were three non-employee directors eligible to participate in the Directors' Plan.

      TERMS OF OPTIONS -- Generally, options granted under the Directors' Plan expire on the earliest to occur of (i) ten years from the grant date, (ii) one year from the end of the participant's term of service as a director or (iii) the day the participant is removed by the stockholders or resigns as a director for conduct that involves theft or fraud with respect to the Company or as cause is otherwise determined in accordance with the Delaware General Corporation Law. The exercise price and vesting of the options will be established by the Committee in its discretion. The Committee currently plans that the Option exercise price for all options granted under the Director's Plan will be the fair market value at the date of grant, and that Options will vest at a rate of 20% on each annual anniversary of the date of grant. Options are not exercisable at any time with respect to unvested shares, and no further shares vest upon a participant ceasing to be a director.

      EXERCISE OF OPTIONS -- An option is exercised by giving written notice of exercise to the Company, specifying the number of whole shares of Class A Common Stock to be purchased, and tendering payment to the Company of the exercise price. The payment must be made (i) in United States dollars by certified or bank check, (ii) by tendering to the Company other shares of Class A Common Stock owned for at least six months by the person exercising the option based on the fair market value on the date the option is exercised, (iii) by certifying to the satisfaction of the Committee ownership of shares of Class A Common Stock owned for at least six months by the person exercising the option for later delivery to the Company, (iv) by irrevocably authorizing a third party to sell shares of Class A Common Stock acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding resulting from such exercise or (v) by any combination of such methods of payment.

      The Committee may permit a participant to exercise an option prior to vesting and/or prior to the lapse of restrictions on the exercisability of the option, provided that (i) the Class A Common Stock issued upon such exercise will remain subject to such vesting requirements and/or restrictions and will be forfeited if the stock does not vest or the restrictions do not lapse and (ii) such early exercise will only be permitted (a) at the time of grant of the option or if the Company will not otherwise be required to recognize a compensation expense for financial reporting purposes as a result of such early exercise and (b) the participant commits to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), within 30 days of exercise of the option.

      TRANSFERABILITY OF OPTIONS -- Except as provided in a specific option agreement, options may only be transferred (i) to certain family members of the participant, including trusts for the benefit of the participant and such family members, foundations in which the participant and such family members control the management of the assets, legal entities in which the participant and such family members are the direct and beneficial owners of all the equity interests and any personal representative of the participant upon the participant's death or incompetency, provided that such transfer is by gift with no consideration and no subsequent transfer is permitted other than by will or the laws of descent and distribution, or (ii) by will or the laws of descent and distribution or a qualified domestic relations order as defined by the Code.

      DEATH OF OPTIONEE -- If an optionee director dies during the term of the option, the option may be exercised, at any time prior to the time such option becomes unexercisable, by such individual, trust or estate who or which by designation of the director or operation of law succeeds to the rights of the director under the Directors' Plan.

      CAPITALIZATION CHANGES -- In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company, sale by the Company of all or a substantial portion of its assets, reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to the foregoing, the Committee may make such substitutions or adjustments in the (i) number and kind of shares that may be delivered under the Directors' Plan, (ii) number and kind of shares subject to outstanding options, (iii) exercise price of outstanding options and (iv) other characteristics or terms of the options as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event.

      CHANGES IN CONTROL -- In the event of a Change in Control (as defined in the Directors' Plan), any options outstanding as of the date such Change in Control is determined to have occurred will become fully vested and exercisable immediately prior to such Change in Control. Furthermore, the Committee will, in its sole discretion, provide for one of the following: (i) the continuation of the outstanding options by the Company, if the Company is a surviving corporation, (ii) the assumption of the outstanding options by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding options or (iv) settlement of each share of Class A Common Stock subject to an outstanding option for the Change in Control Price (as defined in the Directors'
Plan), less, to the extent applicable, the per share exercise price, or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding option shall terminate and be canceled.

      AMENDMENT AND TERMINATION -- The Board of Directors may at any time amend, alter or discontinue the Directors' Plan, but no amendment, alteration or discontinuation that would adversely affect the rights of an optionee may be made without such optionee's consent, except an amendment to permit the Company a deduction under the Code. Further, no amendment may be made without stockholder approval, to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Class A Common Stock is listed.

      FEDERAL INCOME TAX CONSEQUENCES -- Options granted under the Directors' Plan are nonstatutory stock options. A director optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will generally recognize taxable income, measured by the excess of the then fair market value of the shares of common stock purchased over the exercise price. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

      The Company will generally be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Company's Board of Directors is comprised of three independent directors. The Committee operates under a written charter adopted by the Board of Directors. The Audit Committee Charter was included as Exhibit A to the proxy statement relating to the Company's 2001 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 10, 2001. The members of the Committee are: Michael Smith, Chairman, Christopher Knowles and David P. Riley.

   The Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent accountants. The Committee also provides assistance to the members of the Board of Directors in fulfilling their oversight functions over the financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. The responsibility to plan and conduct audits is that of the Company's independent accountants. The Company's management has the responsibility to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.

   The Committee reviewed and discussed the audited financial statements with management and received reports and met and held discussions with management and the independent accountants. The Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, and the Company's independent accountants also provided to the Committee the written disclosure required by Independent Standards Board Standard No. 1. The Committee discussed with the independent accountants that firm's independence.

   The Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission. This recommendation was based on the Committee's discussion with management and its independent accountants as well as the Committee's reliance on the representation of management that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

                      Michael Smith, Chairman

                      Christopher Knowles

                      David P. Riley




   AUDIT FEES -- The Company was billed approximately $401,340 by KPMG LLP, the Company's independent auditors. These fees covered professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of interim financial statements included in the Company's Forms 10-Q reports filed during the last fiscal year.

   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES -- The Company was not billed by KPMG LLP for professional services rendered in connection with financial information systems design and implementation services during the last fiscal year.

   ALL OTHER FEES -- The Company was billed approximately $238,402 for all other services rendered by KPMG LLP during the last fiscal year that are not set forth above, approximately $174,843 of which was tax related and $63,559 of which was related to the Company's proposed acquisition of Fargo Electronics, Inc.

   The Committee considered whether the provision by KPMG LLC of the services covered under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining KPMG LLP's independence, and determined that the provision of such services for 2001 is compatible.

                                PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Class A Common Stock of the Company for the last five years with the cumulative total return on the Nasdaq Market Index and the MG Industry Group 171 -- Electronic Equipment Manufacturers Index -- over the same period.


                  FIVE-YEAR COMPARISON OF CUMULATIVE RETURNS


                                  [GRAPHIC]


                                                                          DECEMBER 31,
                                   ------------------------------------------------------------------------------------------
                                      1996            1997           1998            1999            2000           2001
                                   ----------      ----------      ----------      ----------      ----------      ----------
Zebra Technologies Corporation     $   100.00      $   127.27      $   122.99      $   250.27      $   174.53      $   237.48
MG Group Index                         100.00          118.47          147.92          295.42          235.79          204.80
Nasdaq Market Index                    100.00          122.32          172.52          304.29          191.25          152.46


   Assumes $100 invested on December 31, 1996 in the Company's Class A Common Stock, the Nasdaq Market Index and the MG Industry Group 171, with reinvestment of dividends.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

   The following table presents, as of March 20, 2002, certain information with respect to the beneficial ownership of the Company's Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (2) each director of the Company, (3) each of the Named Officers and (4) all directors and executive officers of the Company as a group.

                                               CLASS A COMMON STOCK                   CLASS B COMMON STOCK            % OF TOTAL
                                          --------------------------------      --------------------------------        VOTING
NAME AND ADDRESS                             NUMBER            % OF CLASS           NUMBER            % OF CLASS       POWER(1)
--------------------                      --------------     -------------      ---------------       -----------    -------------
Edward L. Kaplan (2)                            --                 --            1,082,311 (3)               %             %

Carol K. Kaplan (2)                             --                 --              268,388 (4)               %             %

Gerhard Cless (2)                          100,000 (5)              *            2,193,312 (6)               %             %

Ruth I. Cless (2)                               -- (7)             --              772,736 (8)               %             %

Christopher G. Knowles                      15,000 (9)              *                   --                 --              *

John W. Paxton                                  --                 --                   --                 --             --

David P. Riley                              23,000 (10)             *                   --                 --              *

Michael A. Smith                            18,000 (11)             *                   --                 --              *

Charles E. Turnbull                         41,657                  *                   --                 --              *

John H. Kindsvater                          34,595 (12)             *                   --                 --              *

Charles R. Whitchurch                       46,353 (13)             *                   --                 --              *

Michael T. Edicola                           7,547 (14)             *                   --                 --              *

Veraje Anjargolian                           8,707 (15)             *                   --                 --              *

William Blair & Company, L.L.C.          1,158,563 (16)             %                   --                 --              %

Neuberger Berman, Inc.                   2,077,218 (17)             %                   --                 --              %

Fidelity Management
  & Research Company                     1,223,000 (18)             %              500,000 (18)              %             %

All Executive Officers and
 Directors as a group
 (10 persons)                              158,351 (19)             %            3,275,623                   %             %


--------------------
* Less than one percent.

(1) Each share of the Class A Common Stock has one vote and each share of the Class B Common Stock has ten votes. This column shows the combined voting power of all Class A Common Stock and Class B Common Stock beneficially owned by each of the listed persons. The percentages are based on the outstanding number of Class A Common Stock and Class B Common Stock as of March 20, 2002.

(2) The address of this stockholder is c/o Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

(3) Excludes 268,388 shares that may be deemed held of record or beneficially by Mr. Kaplan's wife, Carol, which may be deemed to be beneficially owned by Mr. Kaplan.

(4) Excludes 1,082,311 shares held of record or beneficially by Mr. Kaplan, which may be deemed to be beneficially owned by Mrs. Kaplan.

(5) Includes 100,000 shares held by a foundation of which Mr. Cless is director.

(6) Excludes 772,736 shares held of record or beneficially by Mr. Cless' wife, Ruth, which may be deemed to be beneficially owned by Mr. Cless.

(7) Excludes 100,000 shares held of record or beneficially by Mr. Cless, which may be deemed to be beneficially owned by Mrs. Cless.

(8) Excludes 2,193,312 shares held of record or beneficially by Mr. Cless, which may be deemed to be beneficially owned by Mrs. Cless.

(9) Includes 15,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(10) Includes 19,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(11) Includes 3,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(12) Includes 31,625 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(13) Includes 39,794 shares of Class A Common Stock issuable within 60 days upon exercise of options. Excludes 622 shares held of record or beneficially by Mr. Whitchurch's daughter, which may be deemed to be beneficially owned by Mr. Whitchurch.

(14) Includes 7,100 shares of Class A Common Stock, issuable within 60 days upon exercise of options.

(15) Includes 7,600 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(16) As reported on a Schedule 13G filed by William Blair & Co., L.L.C. on February 15, 2002. According to such 13G, William Blair & Co., L.L.C. has sole voting power with respect to all of these shares. The address of this stockholder is 222 West Adams Street, Chicago, IL 60606.

(17) As reported on a Schedule 13G filed by Neuberger Berman, Inc. on February 12, 2002. According to such 13G, Neuberger Berman, Inc. has sole voting power with respect to 596,408 of these shares, shared voting power with respect to 1,471,210 of these shares and shared dispositive power with respect to all 2,077,218 of these shares. The address of this stockholder is 605 Third Avenue, New York, New York 10158.

(18) As reported by FMR Corporation and certain affiliates by letter on March 20, 2001. According to such letter, affiliates of FMR Corporation have sole dispositive power with respect to all 500,000 of these shares and sole voting power with respect to zero shares. The address of this stockholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(19) Includes 130,831 shares of Class A Common Stock issuable within 60 days upon exercise of options.

                                   PROPOSAL 4

                   RATIFICATION OF APPOINTMENT OF AUDITORS

   The Company's Board of Directors has appointed KPMG LLP, independent certified public accountants, as auditors of the Company's financial statements for the year ending December 31, 2002. KPMG LLP has acted as auditors for the Company since July 1991.

   The Board has determined to afford stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board's appointment of KPMG LLP. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors. The Board of Directors recommends that the stockholders vote to ratify the appointment of KPMG LLP as auditors for the year ending December 31, 2002.

   The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they desire to do so.


                                  OTHER MATTERS

   SOLICITATION -- The cost of this proxy solicitation will be borne by the Company. The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

   PROPOSALS OF STOCKHOLDERS -- Stockholder proposals for the annual meeting of stockholders to be held in 2003 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the next annual meeting of stockholders and is received by Charles R. Whitchurch at the Company's executive offices located at 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, no later than________________. Stockholders must also follow the procedures prescribed in SEC Rule 14a-8 under the Exchange Act.

   To be considered at the 2003 Annual Meeting, stockholder proposals must be received by the Secretary of the Company not less than 45 days nor more than 75 days prior to ______________.

   OTHER BUSINESS -- The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

   ANNUAL REPORT TO STOCKHOLDERS -- The Company's Annual Report to Stockholders for the year ended December 31, 2001, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

   ANNUAL REPORT ON FORM 10-K -- The Company will furnish without charge to any stockholder as of the record date a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission. Requests for such materials should be made in writing and directed to Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Charles R. Whitchurch.



                                    By Order of the Board of Directors


                                    Gerhard Cless
                                    SECRETARY

                                                                       EXHIBIT A


                        FORM OF CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ZEBRA TECHNOLOGIES CORPORATION


      ZEBRA TECHNOLOGIES CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:

      1. In accordance with the provisions of Section 242 of the Act, and the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), an amendment to the Certificate of Incorporation has been duly adopted by the Board of Directors acting at a duly convened meeting and approved by the requisite votes of the stockholders of the Corporation entitled to vote thereon voting at a duly convened meeting.

      2. Said amendment amends the Certificate of Incorporation by adding the following new Article ELEVENTH:

            "ELEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than two (2) nor more than seven (7) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

            The directors shall be divided into three classes, Class I, Class II and Class III, with each class having as equal a number of members as reasonably possible. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders of the Corporation in 2003, 2004 and 2005, respectively. Beginning in 2003, at each annual meeting of stockholders of the Corporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders of the Corporation in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise provided by law, directors may only be removed for cause and only upon the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

            Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article ELEVENTH. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH."

      IN WITNESS WHEREOF, ZEBRA TECHNOLOGIES CORPORATION has caused this Certificate of Amendment to be executed this 15th day of May, 2002.



                                    ZEBRA TECHNOLOGIES CORPORATION



                                    By:
                                          ------------------------------------
                                          Edward L. Kaplan
                                          Chairman and Chief Executive Officer

                         ZEBRA TECHNOLOGIES CORPORATION
                                 REVOCABLE PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZEBRA TECHNOLOGIES CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2002 AND AT ANY ADJOURNMENT THEREOF.

The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation (the "Company") hereby appoints Edward L. Kaplan and Gerhard Cless as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at The University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on Wednesday, May 15, 2002, at 10:30 a.m., local time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.


--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                                                           WITHHOLD AUTHORITY
                                                           FOR ALL              FOR ALL                FOR ALL EXCEPT
1.     ELECTION OF DIRECTORS:                               [   ]                [   ]                      [   ]
       01 - GERHARD CLESS
       02 - EDWARD L. KAPLAN
       03 - CHRISTOPHER G. KNOWLES
       04 - JOHN W. PAXTON
       05 - DAVID P. RILEY
       06 - MICHAEL A. SMITH


       -------------------------------------
       (Except nominee(s) written above)

       (INSTRUCTIONS:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the line above)

                                                                            FOR            AGAINST            ABSTAIN
2.     PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
       TO CLASSIFY BOARD OF DIRECTORS:                                     [   ]             [   ]             [   ]

3.     PROPOSAL TO ADOPT THE 2002 NON-EMPLOYEE DIRECTOR
       STOCK OPTION PLAN:                                                  [   ]             [   ]             [   ]

4.     PROPOSAL TO RATIFY KPMG LLP AS
       INDEPENDENT AUDITORS:                                               [   ]             [   ]             [   ]


TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" EACH OF THE OTHER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 15, 2002 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.


Signature of Stockholder    ________________________________     Dated:  ______

Signature, if held jointly  ________________________________     Dated:  ______

Signature, if held jointly  ________________________________     Dated:  ______

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Please sign, date and return this proxy card promptly using the enclosed envelope.